                                                                     EXHIBIT 4.2

                         COMMON STOCK PURCHASE WARRANT

THIS SECURITY AND ANY SHARES ISSUED UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE APPLICABLE SECURITY HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                         INTERPLAY ENTERTAINMENT CORP.

                       WARRANT TO PURCHASE COMMON STOCK

     This certifies that, for value received, __________________. (the "Holder") is entitled to subscribe for and purchase up to _______________ shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Common Stock of Interplay Entertainment Corp., a Delaware corporation (the "Company"), at the price specified in Section 2 hereof, as such price may be adjusted from time to time pursuant to Section 5 hereof (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

     As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, par value $.001 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

     1.  Term of Warrant.
         ---------------

     The purchase right represented by this Warrant is exercisable, in whole or in part, at any time during a period beginning on the date hereof, and ending March 30, 2006.

     2.  Warrant Price.
         -------------

     The Warrant Price is $1.75 per share, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

     3.  Method of Exercise or Conversion; Payment; Issuance of New Warrant.
         ------------------------------------------------------------------

         (a) Exercise. Subject to Section 1 hereof, the purchase right
             --------
represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by
          -------
the payment to the Company, by cashier's check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the

Holder within 15 business days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder within such 15 business day period.

         (b) Net Exercise. Subject to Section 1 hereof, the Holder may convert
             ------------
this Warrant (the "Conversion Right"), in whole or in part, into the number of shares (less the number of shares which have been previously exercised or as to which the Conversion Right has been previously exercised) calculated pursuant to the following formula by surrendering this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the
                        ---------
Company specifying the number of shares the rights to purchase which the Holder desires to convert:

                                   Y (A - B)
                                   ---------
                           X =     A

    where: X = the number of shares of Common Stock to be issued to the Holder;

               Y = the number of shares of Common Stock subject to this Warrant for which the Conversion Right is being exercised;

               A = the Market Price of the Common Stock (as defined below) as of the trading day immediately preceding the date of exercise of this Warrant; and

               B =  the Warrant Price

          For purposes hereof, the "Market Price of the Common Stock" shall be the closing price per share of the Common Stock of the Company on the principal national securities exchange on which the Common Stock of the Company is then listed or admitted to trading or, if not then listed or traded on any such exchange, on the NASDAQ National Market System, or if then not listed or traded on such system, the closing bid price per share on NASDAQ or other over-the-counter trading market. If at any time such quotations are not available, the market price of a share of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the market price of a share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share of Common Stock pursuant to the Company's acquisition.

          The Company agrees that the shares so converted shall be deemed issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered to the holder hereof within 15 business days thereafter and, unless this

          Warrant has been fully converted or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been converted, shall also be issued to the holder hereof within such 15-day period.

          (c) Mandatory Exercise. In the event that the Market Price of the
              ------------------
Common Stock exceeds Three Dollars ($3.00) per share for any twenty (20) consecutive trading day period following the Original Issue Date, then the Holder shall, upon written notice from the Company, exercise this Warrant for such number of shares of Common Stock subject hereto as the Company may specify in such notice, provided that, as of the date of such notice, the shares of
                -------------
Common Stock issuable upon exercise of this Warrant have been registered for resale pursuant to an effective registration statement under the Act. The payment of the Warrant Price for such shares, and delivery of stock certificates therefor, shall occur on a date mutually acceptable to the Company and the Holder within thirty (30) days following the date of the Company's notice.

     4.  Stock Fully Paid; Reservation of Shares.
         ---------------------------------------

     All Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all United States taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     5.  Adjustment of Purchase Price and Number of Shares.
         -------------------------------------------------

     The kind of securities purchasable upon the exercise of this Warrant, the Warrant Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of the following events:

          (a) Reclassification, Consolidation, or Merger. In case of any
              ------------------------------------------
reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, the Company, or such successor, as the case may be, shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, or merger by a holder of one share of Common Stock; provided, however, that the Board of Directors of the Company
                 --------  -------
may determine that, upon the occurrence of a stockholder approved dissolution or liquidation of the Company, this Warrant will, on such date of dissolution or liquidation and if unexercised, in whole or in part, by the Holder, will thereupon terminate. Any new Warrant shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this subparagraph (a) shall similarly apply to successive reclassification, changes, consolidations, and mergers.

          (b) Subdivision or Combination of Shares. If the Company at any time
              ------------------------------------
while this Warrant remains outstanding and unexpired shall subdivide or combine its common stock, or distribute dividends on its common stock payable in Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination or dividend.

          (c) Price Anti-Dilution Adjustments. In the event the Company shall
              -------------------------------
issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(c)(iii) but excluding stock dividends, subdivisions or split-ups that are the subject of adjustment pursuant to Section 5(b)) without consideration or for a consideration per share less than the Warrant Price applicable on and immediately prior to such issue, then the Company shall, as soon as practicable, call a meeting of its stockholders for the purpose of approving the transactions contemplated by the Subscription Agreement and this Warrant. In the event such approval is received, the Warrant Price shall be reduced, effective as of the date of such approval, to a price (calculated to the nearest cent) determined by multiplying the Warrant Price in effect on the date of and immediately prior to such issue by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, including without limitation any Common Stock issuable upon exercise of any then outstanding Options or the conversion or exchange of the then outstanding Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the Convertible Securities issued pursuant thereto, plus the number of shares of Common Stock which the aggregate consideration actually received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Warrant Price in effect on the date of and immediately prior to such issuance; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, including without limitation any Common Stock issuable upon exercise of any then outstanding Options or the conversion or exchange of the then outstanding Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the Convertible Securities issued pursuant thereto, plus the number of such Additional Shares of Common Stock so issued.

            (i) Special Definitions. For purposes of this Section 5(c), the
                -------------------
following definitions shall apply:

                (A) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as hereinafter defined).

                (B) "Original Issue Date" shall mean the date on which this
                     -------------------
Warrant was first issued.

                (C) "Convertible Securities" shall mean any evidences of
                     ----------------------
indebtedness, shares or other securities convertible into or exchangeable for Common Stock, other than Options.

                (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 5(c)(iii) below, deemed to be issued) by the Company after the Original Issue Date, other than shares of
                                                      ----- ----
Common Stock issued (or, pursuant to Section 5(c)(iii) below, deemed to be issued) or issuable:

                   (1) pursuant to a transaction described in subsection 5(a), 5(b) or 5(e) hereof;

                   (2) to employees, consultants, officers, directors or vendors (if in transactions with primarily non-financing purposes) of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company;

                   (3) to a corporation, partnership or other entity with which the Company has a partnership, joint venture or other business relationship, provided that such issuances are for purposes other than primarily equity financing for the Company;

                   (4) in connection with the acquisition by the Company of the stock or assets of another corporation, partnership or other entity;

                   (5) in connection with any equipment lease financing or the incurrence by the Company of any indebtedness for money borrowed; and

                   (6) upon the exercise of options or warrants outstanding as of the date hereof or upon conversion of the Series A Preferred Stock.

            (ii) No Adjustment of Warrant Price. No adjustment in the Warrant
                 ------------------------------
Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Warrant Price in effect on the date of and immediately prior to such issue.

            (iii) Deemed Issue of Additional Shares of Common Stock. Except as
                  -------------------------------------------------
provided in Section 5(c)(i)(D) (1) through (6), inclusive, above, in the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                (A) no further adjustment in the Warrant Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Warrant Price computed upon the initial issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Warrant Price computed upon the initial issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                   (1) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged plus the consideration actually received by the Company upon such conversion or exchange, if any, and

                   (2) in the case of Options for Convertible Securities, only the Convertibl Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                (D) no readjustment pursuant to clause (C)(1) or (C)(2) above shall have the effect of increasing the Warrant Price to an amount which exceeds the lower of (i) the Warrant Price on the original adjustment date, or (ii) the Warrant Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

            (iv) Determination of Consideration. For purposes of this Section
                 ------------------------------
5(c), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follow s:

                (A)  Cash and Property.  Such consideration shall:
                     -----------------

                   (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company;

                   (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                   (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

                (B) Options and Convertible Securities. The consideration per
                    ----------------------------------
share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(c)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                   (1) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                   (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (d) Adjustment of Number of Shares. Upon each adjustment in the
                ------------------------------
Warrant Price pursuant to any of subparagraphs (a) through (c) of this Section 5, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

            (e) Additional Adjustment of Number of Shares. In the event that the
                -----------------------------------------
Market Price of the Common Stock does not exceed Two Dollars and Seventy-Five Cents ($2.75) per share on at least twenty (20) consecutive trading days within the ninety (90) day period following the Closing Date, then the number of shares of Common Stock purchasable hereunder shall automatically be increased to _________________ shares (as such number may be adjusted pursuant to subparagraphs (a) and/or (b) of this Section 5). The Warrant Price and other terms of this Warrant shall be unaffected by any such increase.

      6.  Notice of Adjustments.
          ---------------------

      Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant at the address specified in Section 11(c) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

      7.  Fractional Shares.
          -----------------

      No fractional shares of Common Stock will be issued in conjunction with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore on the basis of the Warrant Price then in effect.

      8.  Compliance with Securities Act.
          ------------------------------

     The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued on exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). This Warrant and all shares of Common Stock issued upon exercise of this Warrant shall be stamped and imprinted with a legend substantially in the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

      9.  Transfer and Exchange of Warrant.
          --------------------------------

      This Warrant is not transferable or exchangeable without the consent of the Company (which is not to be unreasonably withheld) upon the Holder providing to Company (a) a written opinion by independent counsel satisfactory to the Company opining that the transfer or exchange will not violate any Federal or state securities laws, and (b) a written agreement of the transferee agreeing to be bound by the provisions of the last sentence of Section 2.4, and Section 8, of the Subscription Agreement.

      10.  Registration Rights.
           -------------------

      The Holder shall be entitled to certain registration rights with respect to the shares of Common Stock issuable upon exercise of this Warrant, as set forth in the Common Stock Subscription Agreement by and among the Company, the Holder and certain additional investors in the Company (the "Subscription Agreement"), the Closing of which occurred as of even date herewith.

      11.  Miscellaneous.
           -------------

          (a) No Rights as Shareholder. The Holder of this Warrant shall not be
              ------------------------
entitled to vote or receive dividends or be deemed the Holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

           (b) Replacement. On receipt of evidence reasonably satisfactory to
               -----------
the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the Holder's expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

           (c) Notice. Any notice given to either party under this Warrant shall
               ------
be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof in the U.S. mail if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

           (d) Governing Law. This Warrant shall be governed and construed under
               -------------
the laws of the State of New York.

This Warrant is executed as of this 30th day of March, 2001.

                                           INTERPLAY ENTERTAINMENT CORP.,
                                           a Delaware corporation


                                           By:__________________________________
                                                  Brian Fargo,
                                                  Chief Executive Officer

                                   EXHIBIT 1
                                   ---------

                              NOTICE OF EXERCISE
                              ------------------



TO:  INTERPLAY ENTERTAINMENT CORP.

     1.  Check Box that Applies:

          [_] The undersigned hereby elects to purchase __________ shares of Common Stock of INTERPLAY ENTERTAINMENT CORP. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

          [_] The undersigned hereby elects to convert the attached warrant into
          ________ shares of Common Stock of INTERPLAY ENTERTAINMENT CORP. pursuant to the terms of the attached Warrant.

     2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



          ____________________________________
               (Name)

          ____________________________________
               (Address)

          ____________________________________

     3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



                                                _______________________________
                                                Signature


                                       1